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                                                                   EXHIBIT 10.10



                                   THIRD PARTY
                               SECURITY AGREEMENT

        This Third Party Security Agreement (this "Agreement") is made and entered into as of January 5, 2001 by and between the undersigned ("Grantor"), and IMPERIAL BANK (the "Bank").

                                    RECITALS

        Bank has made loans to MHL DEVELOPMENT COMPANY ("Borrower"), which is the parent company of Grantor, pursuant to a Loan and Security Agreement of even date herewith, as amended from time to time (the "Loan Agreement"). Grantor expects to derive economic benefit from Bank's doing so and dealing with Borrower in accordance with the Loan Agreement, and has entered into an Unconditional Guaranty of even date herewith with respect to the Loan Agreement (the "Guaranty"). Grantor wishes to secure performance and payment of all obligations under the Guaranty with substantially all of its assets. All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement.

        NOW, THEREFORE, Grantor and the Bank agree as follows:

        1. Grant of Security Interest. To secure all of Grantor's obligations under the Guaranty, as amended from time to time, Grantor grants to the Bank a security interest in the property described in Exhibit A (the "Collateral").

        2. Grantor's Representations and Warranties. Grantor represents, warrants, and covenants as follows:

               (a) Authorization. Grantor has authority and has obtained all approvals and consents necessary to enter into this Agreement, and Grantor's execution, delivery and performance of this Agreement will not violate or conflict with the terms of Grantor's Articles of Incorporation or Bylaws or any statute, regulation, ordinance, rule of law, agreement, contract, mortgage, indenture, bond, bill, note, or other instrument or writing binding upon Grantor or to which Grantor is subject.

               (b) Title. The Collateral is owned by Grantor and is free of all liens, encumbrances and other security interests.

               (c) Further Representations. Grantor further represents, warrants, and covenants that (i) Grantor is not in default under any agreement under which Grantor owes any money, or any agreement, the violation or termination of which could have a material adverse effect on Grantor; (ii) the information provided to Bank on or prior to the date of this Agreement is true and correct in all material respects; (iii) all financial statements and other



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information provided to Bank fairly present Grantor's financial condition, and there has not been a material adverse change in the financial condition of Grantor since the date of the most recent of the financial statements submitted to Bank; (iv) Grantor is in compliance with all laws and orders applicable to it; (v) Grantor is not party to any litigation and is not the subject of any government investigation, and Grantor has no knowledge of any pending litigation or investigation or the existence of circumstances that reasonably could be expected to give rise to such litigation or investigation; (vi) Grantor's principal place of business is located at the address specified in Section 11; and (vii) no representation or other statement made by Grantor to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Bank not misleading.

        3.     Covenants.

               (a) Encumbrances. Grantor shall not grant a security interest in any of the Collateral other than to Bank or execute any financing statements covering any of the Collateral in favor of any person other than Bank.

               (b) Use of Collateral. The Collateral will not be used for any unlawful purpose or in any way that will void any insurance required to be carried in connection therewith. Grantor will keep the Collateral free and clear of liens and adverse claims and, as appropriate and applicable, will keep it in good condition and repair, and will clean, shelter, and otherwise care for the Collateral in all such ways as are considered good practice by owners of like property.

               (c) Insurance of Collateral. Grantor will maintain insurance on the Collateral that includes a lender's loss payable endorsement in favor of Bank as an additional loss payee. Grantor will maintain insurance in a form acceptable to Bank relating to the Collateral and Grantor's business in amounts and of a type that are customary to businesses similar to Grantor's.

               (d) Indemnification. Grantor shall indemnify Bank against all losses, claims, demands and liabilities of any kind caused by the Collateral.

               (e) Perfection of Security Interest. Grantor shall execute and deliver such documents as Bank reasonably deems necessary to create, perfect and continue the security interest in the Collateral contemplated hereby.

               (f) Records. Grantor shall prepare and keep, in accordance with generally accepted accounting principles consistently applied, complete and accurate records regarding the Collateral and, if and when requested by Bank, shall prepare and deliver a complete and accurate schedule of all the Collateral in such detail as Bank may reasonably require.



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               (g) Inspection of Grantor's Books. Grantor shall permit Bank or its designee at reasonable times and from time to time to inspect Grantor's books, records and properties and to audit and to make copies of extracts from such books and records.

               (h) Fees and Costs. Grantor shall pay all expenses, including reasonable attorneys' fees, incurred by Bank in the preservation, realization, enforcement or exercise of any Bank's rights under this Agreement.

               (i) Corporate Existence. Grantor will maintain its corporate existence and good standing and will maintain in force all licenses and agreements, the loss of which could have a material adverse effect on Grantor's business, except that this Section 3(i) shall not apply to transactions in which the Grantor merges into or consolidates with the Borrower and, after giving effect to which, the Borrower is the surviving entity. Grantor will pay all taxes on or before the date such taxes are due, and will comply with all laws and orders applicable to it.

               (j) Negative Covenants. Grantor will not (i) make any investments in, or loans or advances to, any person other than in the ordinary course of business as currently conducted, (ii) acquire any assets other than in the ordinary course of business as currently conducted, (iii) make any distributions or pay any dividends to any person except to Borrower on account of Grantor's shares, (iv) borrow any money except in the ordinary course of business as currently conducted, (v) move, dispose of or encumber any portion of its assets, except for dispositions of inventory in the ordinary course of Grantor's business, (vi) merge or consolidate with or into any person or entity, except as otherwise permitted in this Agreement, or (vii) create, incur, assume or suffer to exist any lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any of Grantor's accounts.

        4. Events of Default. The occurrence of any Event of Default under the Loan Agreement, or the failure by Grantor to perform any obligations under the Guaranty, or the breach of any representation under this Agreement, or the failure to perform any obligation under Section 3 of this Agreement, shall constitute an "Event of Default" under this Agreement.

        5. Remedies on Default. Upon the occurrence of an Event of Default, Bank shall have all rights, privileges, powers and remedies provided by law, including, but not limited to, exercise of any or all of the following remedies.

               (a) Bank may declare amounts outstanding under the Loan Agreement and the Guaranty to be immediately due and payable, and thereupon all such amounts shall be and become immediately due and payable to the Bank.

               (b) Bank may dispose of the Collateral in accordance with applicable law.



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               (c) Bank may use, operate, consume and sell the Collateral in its possession as appropriate for the purpose of performing Grantor's obligations with respect thereto to the extent necessary to satisfy the obligations of Grantor.

               (d) All payments received and amounts realized by Bank shall be promptly applied and distributed by the Bank in the following order or priority:

                      (i) first, to the payment of all costs and expenses, including reasonable legal expenses and attorneys fees, incurred or made hereunder by Bank, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under this Section 5, and of all taxes, assessments or liens superior to the lien granted under this Agreement; and

                      (ii) second, to the payment to Bank of the amount then owing under the Loan Agreement.

        6. Power of Attorney. Grantor hereby appoints Bank, its attorney-in-fact to prepare, sign and file or record, for Grantor in Grantor's name, any financing statements; applications for registration and like papers and to take any other action deemed by Bank necessary or desirable in order to perfect the security interest of the Bank hereunder, to dispose of any Collateral, and to perform any obligations of Grantor hereunder, at Grantor's expense, but without obligation to do so.

        7. Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the California Uniform Commercial Code (the "UCC"), by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which is was given.

        8. Amendment of Loan Documents. Grantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to
(a) renew, extend, or otherwise change the terms of any Loan Document, or any part thereof; (b) take and hold security for the payment of any Loan Document, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

        9. Grantor Waivers. Grantor waives any right to require Bank to (a) proceed against Borrower, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other



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remedy in Bank's power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Grantor hereunder. Grantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Grantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Grantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all obligations under the Guaranty have been satisfied, Grantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Grantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Grantor waives all rights to participate in any security now or hereafter held by Bank. Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Grantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Grantor, Bank shall have no duty to advise Grantor of information known to Bank regarding such condition or any such circumstances. Grantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and
3433.

        10. Borrower Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower's obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Grantor agrees that Grantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Grantor, any other person, or otherwise, as though such payment had not been made.

        11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return



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receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

               If to Grantor:               BIOELECTRIC CORPORATION
                                            16125 SW 72nd Ave.
                                            Portland, OR  97224
                                            Attn: Richard G. Sass
                                            Fax:  503-639-0330

               If to Bank:                  IMPERIAL BANK
                                            226 Airport Parkway
                                            San Jose, CA  95110-1024

               with a copy to:              IMPERIAL BANK
                                            1300 SW 5th Ave., Suite 1815
                                            Portland, OR  97201
                                            Attn: Mike Parrott
                                            Fax:  503-471-2957

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        12.    Choice of Law and Venue; Jury Trial Waiver.

        This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Grantor and Bank hereby submits to the non-exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. GRANTOR AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.



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        13.    General Provisions.

               13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantor without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

               13.2 Indemnification. Grantor shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with Grantor's failure to comply with the terms of this Agreement; and (b) all losses or Bank Expenses (as defined in the Loan Agreement) in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to Grantor's failure to comply with the terms of this Agreement (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

               13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

               13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               13.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

               13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

               13.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Grantor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.



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        14.    Judicial Reference.

               (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Santa Clara County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty- five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of the Court (or any subsequently enacted
Rule). Each party shall have one peremptory challenge pursuant to CCP Section
170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents which cannot be resolved by the parties shall be submitted to the referee as provided herein. The Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

               (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise



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with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

               (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this Section.

               (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTOR:                                     BANK:

BIOELECTRIC CORPORATION                      IMPERIAL BANK


By:/s/ RICHARD G. SASS                       By: /s/ MIKE PARROTT
   --------------------------------             --------------------------------

Name: Richard G. Sass                        Name: Mike Parrott

Title: Chief Executive Officer               Title: Venture Banking Officer



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                                    EXHIBIT A

        The Collateral shall be all personal property of Grantor (herein referred to as "Grantor" or "Debtor") whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

               (i) all accounts receivable, accounts, chattel paper, contract rights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all financial assets, all investment property, including securities and securities entitlements;

               (ii) all software, computer source codes and other computer programs (collectively, the "Software Products"), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Bank (herein referred to as "Bank" or "Secured Party") to sue in its own name and/or the name of the Debtor for past, present and future infringements of copyright;

               (iii) all goods, including, without limitation, equipment and inventory (including, without limitation, all export inventory);

               (iv) all guarantees and other security therefor;

               (v) all trademarks, service marks, trade names and service names and the goodwill associated therewith;

               (vi) (a) all patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuances, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a)



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through (f) in this paragraph are sometimes herein individually and collectively referred to as the "Patents"); and

               (vii) all products and proceeds, including, without limitation, insurance proceeds, of any of the foregoing.



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